Exhibit 10.7

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CORE LITHIUM CORP.

CONVERTIBLE DEBENTURE

May 15, 2018	Up to $1,000,000

Core Lithium Corp., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Norton Investments LLC (the “Holder”), the aggregate principal balance of all amounts advanced by the Holder to the Company (the “Principal”) under this Convertible Debenture (the “Debenture”) as evidenced by the Ledger of Advances and Prepayments, attached hereto as Attachment 1 (the “Ledger”), plus simple interest thereon to be paid monthly in arrears from the date set forth opposite such advances on the Ledger at an annual interest rate equal to ten percent (10%). Interest shall be computed on the basis of a year of three hundred sixty five (365) days for the actual number of days elapsed. Any remaining principal and interest will be payable at the principal office of the Company or by mail to the registered address of the Holder on or before the applicable “Repayment Date” (as defined below) except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof.

The following is a statement of the rights of the Holder and the conditions to which this Debenture is subject, and to which the Holder, by the acceptance of this Debenture, agrees:

1. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Company” will mean Core Lithium Corp. and will include any corporation, partnership, limited liability company or other entity that will succeed to or assume the obligations of the Company under this Debenture.

1.2 “Holder” will mean any person who will at the time be the registered holder of this Debenture.

2. Draw Downs. As set forth on the Ledger, as of the date hereof Holder has loaned to the Company an aggregate principal amount of $50,000 (the “Initial Advance”). The Holder agrees to immediately lend such additional cash amounts to the Company as the Company may request on a monthly basis (each a “Draw Down”), up to an aggregate principal amount of $1,000,000 (including the Initial Advance) (the “Full Commitment Amount”); provided however, that the Holder shall not be obligated to advance any Draw Down after it has advanced no less than $250,000. All Draw Downs made on account of principal hereof shall be recorded on the Ledger and signed by Holder and the Company where indicated; provided however, that the failure of the Holder to sign the Ledger shall have no effect on the Holder’s obligation to advance any Draw Down. The applicable Repayment Date for each Draw Down and for the Initial Advance shall be the one year anniversary of the date such funds are initially advanced to the Company as indicated on the Ledger.

3. Conversion

3.1 Conversion at Holder’s Election. At any time prior to the Repayment Date, Holder at its option and upon prior written notice to the Company, may convert in whole or in part the then outstanding Principal and accrued but unpaid interest thereon (the “Debt”) into shares of common stock of the Company at the then applicable Conversion Price (as defined below). The “Conversion Price” shall initially be $0.25, but shall be subject to adjustment as set forth in Sections 3.3 and 3.4 below and for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof. The form of this Debenture need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion. Notwithstanding the foregoing, the number of shares of Company common stock that may be acquired by the Holder upon any conversion of the Debt shall be limited to the extent necessary to ensure that, following such conversion, the total number of shares of Company common stock then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Company common stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company common stock (including for such purpose the shares of Company common stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Holder may waive such limitation on conversion contained in this Section 3.1 or increase or decrease such limitation percentage to any other percentage as specified in a sixty (60) day prior written notice to the Company.

3.2 Surrender of Debenture. In the event of any conversion of this Debenture, the Holder will surrender the original copy of this Debenture for conversion at the principal office of the Company. Holder agrees to execute all necessary documents in connection with the conversion of this Debenture, including a definitive stock purchase agreement. If upon such conversion of this Debenture a fraction of a share would result, then the Company will round up to the nearest whole share.

3.3 Partial Conversion. All rights with respect to such portion of this Debenture converted pursuant to Section 3.1, 3.2 shall terminate upon issuance of the Conversion Shares. Notwithstanding the foregoing, the Holder agrees to surrender this Debenture to the Company for cancellation as to that portion of the Debenture that the Holder elects to convert as soon as possible following such conversion, and the Company shall execute and deliver a new Debenture and new stock certificate, if applicable, upon the same terms and conditions set forth herein, dated the date hereof, evidencing the right of the Holder to the balance of the principal (and accrued but unpaid interest thereon, as applicable), and the right of the Company to future Draw Downs (to the extent the Company has drawn down less than the Full Commitment Amount).

4. Issuance of Consideration. As soon as practicable after conversion of this Debenture pursuant to Section 3 and receipt of the original Debenture and related documents, but in not event later than five (5) business days, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of securities to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Debenture.

5. Adjustment for Reorganization, Consolidation, Merger. In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Debenture at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Debenture prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Debenture immediately prior thereto, all subject to further adjustment as provided in this Debenture, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Debenture.

6. Defaults. Holder may declare the entire unpaid principal and accrued interest on this Debenture due and payable within five (5) business days, by a notice in writing sent by certified mail to the Company if the Company defaults in the payment of principal of the Debenture or accrued interest thereon when due and such default is not cured by the Company within thirty (30) days.

7. Prepayment. At any time prior to the Repayment Date the Company may prepay, in whole or in part, the Debt in full satisfaction and accord of the Company’s obligations under this Debenture. Any prepayment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid. All prepayments shall be recorded on the Ledger and signed by Holder and the Company where indicated; provided however, that the failure of the Holder to sign the Ledger shall have no effect on the Company’s right to prepay.

8. Miscellaneous.

8.1 Waiver and Amendment. Any provision of this Debenture may be amended, waived or modified only upon the written consent of the Company and the Holder.

8.2 Restrictions on Transfer. This Debenture may only be transferred in compliance with applicable state and federal laws. All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

8.3 No Assignment. Holder may not transfer or assign all or any part of this Debenture except upon prior written notice to the Company and with the Company’s prior written consent, which consent shall not be unreasonably withheld.

8.4 Governing Law. This Debenture will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first above written.

Core Lithium Corp.
a Nevada corporation

By:	/s/ Christopher P. Vallos
Christopher P. Vallos
Chief Executive Officer

Agreed and Accepted by the Holder:

NORTON INVESTMENTS LLC

By:	/s/ Fernando De Pena
Name:	Fernando De Pena
Title:	President

ATTACHMENT 1

Ledger of Advances and Prepayments

	Amount of	Amount of	Total Principal
	Loan Made	Loan Prepaid	Balance
Date	This Date	This Date	Advanced
May 17, 2018	$20,000.00	$0	$20,000.00
May 30, 2018	$26,508.50	$0	$46,508.50
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$
	$	$0	$

_______________	_______________	_______________	_______________

Agent of Company (Name Title): Fernando De Pena		Agent of Holder (Name Title):

_______________	_______________	_______________	_______________

Agent of Company (Name Title):		Agent of Holder (Name Title):